Exhibit 23.1

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLC

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

November 15, 2011

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the current report of AdCare Health Systems, Inc., on Form 8-K/A, of our report dated November 10, 2011, with respect to the carve-out financial statements of Rose Family, LLC (certain assets, liabilities and operations related to Homestead Manor Nursing Home, River Valley Health and Rehabilitation Center, Bentonville Manor, Heritage Park Nursing Center and Red Rose Inn) as of and for the years ended December 31, 2010 and 2009.  We also consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-171184, 333-166488 and 333-175541) and Form S-8 (No. 333-177531) of AdCare Health Systems, Inc. of our report dated November 10, 2011, with respect to the carve-out financial statements of Rose Family, LLC (certain assets, liabilities and operations related to Homestead Manor Nursing Home, River Valley Health and Rehabilitation Center, Bentonville Manor, Heritage Park Nursing Center and Red Rose Inn)  as of and for the years ended December 31, 2010 and 2009.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLC